                                                                    Exhibit 99.1


                          [ESNI, INC. LOGO] ESNI, Inc

                      CONTACT: Michael Clark, 203-601-3225


--------------------------------------------------------------------------------
                           NEWS FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------


                E-SYNC NETWORKS, INC. CHANGES NAME TO ESNI, INC.;
              ESNI AND CHARLES RIVER CONSULTANTS FORM JOINT VENTURE



--------------------------------------------------------------------------------


TRUMBULL, CT, FEBRUARY 14, 2002 - E-Sync Networks, Inc., announces that it has changed the corporate name of the company to ESNI, Inc. (OTC BB: ESNI; www.esyncnetworks.com) in connection with the closing yesterday of the transaction to form a joint venture with Charles River Consultants, Inc. (CRC). The two have formed a new joint venture entity, called E-Sync Networks, LLC, designed to expand the menu of services and capabilities available to customers of both companies.

The transaction was closed upon materially the same terms as previously announced and filed in the Company's Form 8-K, dated August 13, 2001 and the Company's Proxy Statement, dated September 21, 2001.

"We are very excited to launch this joint venture with CRC," said Michael A. Clark, President and COO of ESNI. "The new company will have a great deal to offer - both companies are contributing robust offerings, unique capabilities and outstanding talent. E-Sync Networks, LLC has a bright future."

According to Joshua Wurzburger, President of CRC, "The formation of E-Sync Networks, LLC will enhance our ability to provide a full array of technology services to our Fortune 500 clients. E-Sync's enterprise messaging and network solutions, along with CRC's Help Desk, support and application development services is a winning combination."

ABOUT ESNI, INC.

Headquartered in Trumbull, CT, ESNI, Inc. (OTC BB: ESNI) is a holding company which owns a majority share in E-Sync Networks, LLC. E-Sync Networks, LLC is a joint venture between ESNI and Charles River Consultants, Inc., providing an array of enterprise messaging and network solutions, including: IT infrastructure and network design and implementation; reliable, high-quality messaging; secure, high-performance hosting; system management and integration services, technical help desk and application development. ESNI's largest stockholders are New York-based venture fund Commercial Electronics Capital Partnership, LP and Viventures, the venture capital arm of Vivendi (NYSE: V). More information can be found on the Internet at www.esyncnetworks.com.

                                      # # #

Certain of the above statements contained in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Actual results, events, and circumstances (including future performance, results, and trends) could differ materially from those set forth in such statements due to various factors, risks, and uncertainties, including, but not limited to, risks associated with the Company's future growth and operating results, the uncertainty of market acceptance of the Company's products, technological change, competitive factors, and general economic conditions. Except as otherwise required to be disclosed in periodic reports required to be filed by companies registered under the Exchange Act by rules of the Securities and Exchange Commission, the Company has no duty and undertakes no obligation to update such statements.